UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26th, 2019

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201740	47-1963189
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Ave, Suite 200, Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

1-702-595-2247

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events Item 8.01 Other Events.

On November 26, 2019, the Company entered into a non-binding Letter of Intent with ZB Holdings, Inc. (“ZB”) to acquire the assets of ZB pursuant to a definitive agreement to be formalized.

ZB, with headquarters, manufacturing and distribution facilities located in Katy, Texas, is a consumer products company in the business of producing and marketing sporting goods apparel and safety apparel through a proprietary and trademarked design and production technique.

Under the proposed transaction, the Company will acquire 100% of the assets of ZB, and ZB will acquire 40% of the fully diluted shares of common stock of the Company. The Company’s board of directors will be expanded to 7 members, with three of the directors to be nominees of ZB.

Completion of the transaction is subject to the execution of a definitive agreement which will contain standard representations, warranties and closing conditions. The transaction is also subject to completion of the audit of ZB’s 2018 and 2019 financial statements as well as renegotiation or repayment of the Company’s existing convertible debt. In addition, a financing of $1,000,000 is required, of which $320,000 is to be advanced to ZB in three tranches over the next 70 days.

The transaction may be terminated prior to closing by either party if not completed by March 31, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: November 26th, 2019	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman

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